UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

FIRST MERCURY FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29110 Inkster Road Suite 100 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 762-6837

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2008, the Board of Directors (the “Board”) of First Mercury Financial Corporation (the “Company”) expanded its Board of Directors to eight members with the nomination and appointment of Dr. Robert A. Oakley, Ph.D. to serve on its Board of Directors. Dr. Oakley’s initial term will expire at the next annual meeting of shareholders. Dr. Oakley was also elected to serve on the Audit Committee to the Board of Directors.

Dr. Oakley, 61, currently serves as the Shepard Executive-in-Residence of the Fisher College of Business at The Ohio State University, to which he was named in 2003. Previously he served as Executive Vice President and Chief Financial Officer of the Nationwide companies, a $120 billion Fortune 100 global financial services organization. His 27-year career with Nationwide began in 1976.

There are no arrangements or understandings between Dr. Oakley and the Company or any other persons pursuant to which he was selected as a director. There are no transactions or proposed transactions to which the Company was or is a party in which Dr. Oakley has a direct or indirect material interest. Dr. Oakley will be compensated as a director pursuant to the Company’s compensation policy for non-employee directors and is not receiving any compensation in connection with his appointment to the Board.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION

DATE: March 11, 2008	BY: /s/ John Marazza
John Marazza
Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 11, 2008.